Exhibit 99.3

Acer Therapeutics Reacquires Worldwide Development, Commercialization and Economic Rights to OLPRUVA™ from Relief Therapeutics, Excluding the Geographical Europe

NEWTON, MA – August 30, 2023 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious, rare and life-threatening diseases with significant unmet medical needs, today announced it has entered into definitive agreements to reacquire worldwide development, commercialization and economic rights to OLPRUVA™ (sodium phenylbutyrate) from Relief Therapeutics, excluding the European Union, Liechtenstein, San Marino, Vatican City, Norway, Iceland, Principality of Monaco, Andorra, Gibraltar, Switzerland, United Kingdom, Albania, Bosnia, Kosovo, Montenegro, Serbia and North Macedonia (Geographical Europe). OLPRUVA™ is approved in the U.S. for the treatment of certain urea cycle disorders (UCDs).

Under the prior Collaboration and License Agreement (CLA) between the parties, Acer would have paid Relief 60% of Acer’s OLPRUVA™ net profits in the U.S., Canada, Brazil, Turkey and Japan (the Acer territories), while Acer would have received a 15% royalty on Relief’s net sales in the rest of the world (the Relief territories). Acer and Relief have now agreed to terminate the CLA, where Acer is no longer required to pay Relief 60% of OLPRUVA™ net profits in the Acer territories and have regained all development and commercialization rights in rest of the world, excluding the Geographical Europe. In return, Relief will receive an upfront payment by Acer of $10 million, to be made within 5 business days of the signature date, with an additional payment of $1.5 million due on the first-year anniversary of the $10 million payment. Acer has also agreed to pay a 10% royalty on net sales in the Acer territories, and 20% of any value received by Acer from certain third parties relating to OLPRUVA™ licensing or divestment rights, all of the foregoing which are capped at $45 million, for total payments to Relief of up to $56.5 million. Additionally, Acer and Relief have entered into a new Exclusive License Agreement (ELA) in which Relief will retain development and commercialization rights for OLPRUVA™ in the Geographical Europe, where Acer will have the right to receive a royalty of up to 10% of the net sales of OLPRUVA™.

“Regaining exclusive worldwide rights to OLPRUVA™ without profit sharing, subject only to Relief’s rights in the Geographical Europe, unlocks value for Acer as we continue the U.S. launch of OLPRUVA™ and begin to provide treatments to UCD patients in need,” said Chris Schelling, CEO and Founder of Acer. “Reacquiring greater economic rights to OLPRUVA™ allows Acer to reinvest more capital into potential lifecycle expansion opportunities for OLPRUVA™, in additional inborn errors of metabolism, such as Maple Syrup Urine Disease and other potential indications.”

“We are very happy to have restructured our collaboration with Acer Therapeutics which we believe will benefit those suffering from UCDs and other potential rare metabolic conditions,” said Jack Weinstein, CEO of Relief Therapeutics. “Our collective goal with Acer is to maximize the global commercialization of OLPRUVA™ to ensure as many patients as possible will access this much needed, differentiated and convenient alternative.”

Additional information regarding the termination of the March 2021 CLA and execution of the new ELA for European rights is available on form 8-K at https://www.acertx.com/investor-relations/sec-filings-list/.

OLPRUVA™: Now Available by Prescription in U.S.

ACER-001 (sodium phenylbutyrate) was approved for the treatment of certain UCDs in December 2022 and is marketed under the brand name, OLPRUVA™. OLPRUVA™ (sodium phenylbutyrate) for oral suspension is a prescription medicine used along with certain therapy, including changes in diet, for the long-term management of adults and children weighing 44 pounds (20 kg) or greater and with a BSA of 1.2 m2 or greater, with UCDs, involving deficiencies of CPS, OTC, or AS.1 Please see full Prescribing Information, including Patient Information.

Important Safety Information

Certain medicines may increase the level of ammonia in the blood or cause serious side effects when taken during treatment with OLPRUVA™. Tell your doctor about all the medicines you or your child takes, especially if you or your child takes corticosteroids, valproic acid, haloperidol, and/or probenecid.

OLPRUVA™ can cause serious side effects, including: 1) nervous system problems (neurotoxicity) such as, sleepiness, tiredness, lightheadedness, vomiting, nausea, headache, and/or confusion, 2) low potassium levels in your blood (hypokalemia) and 3) conditions related to swelling (edema). OLPRUVA™ contains salt (sodium), which can cause swelling from salt and water retention. Tell your doctor right away if you or your child get any of these symptoms. Your doctor may do certain blood tests to check for side effects during treatment with OLPRUVA. If you have certain medical conditions such as heart, liver or kidney problems, are pregnant/planning to get pregnant or breast-feeding, your doctor will decide if OLPRUVA™ is right for you.

The most common side effects of OLPRUVA™ include absent or irregular menstrual periods, decreased appetite, body odor, bad taste or avoiding foods you ate prior to getting sick (taste aversion). These are not all of the possible side effects of OLPRUVA™. Call your doctor for medical advice about side effects. You may report side effects to FDA at 1-800-FDA-1088.

For additional Important Safety Information, see full Prescribing Information, Patient Package Insert and discuss with your doctor.

About Acer Therapeutics

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. In the U.S., OLPRUVA™ (sodium phenylbutyrate) is approved for the treatment of UCDs involving deficiencies of CPS, OTC, or AS. Acer is also advancing a pipeline of investigational product candidates for rare and life-threatening diseases, including: OLPRUVA™ (sodium phenylbutyrate) for treatment of various disorders, including Maple Syrup Urine Disease (MSUD); and EDSIVO™ (celiprolol) for treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation. For more information, visit www.acertx.com.

References

1.	OLPRUVA™ (sodium phenylbutyrate) for oral suspension. Prescribing information. Newton, MA: Acer Therapeutics Inc.

Acer Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. Examples of such statements include, but are not limited to, expected payments between Acer and Relief in connection with the ELA and terminated CLA, the impact of the revised business arrangement between Acer and Relief on the Company and the Company’s investment plans related thereto, plans with respect to the U.S. launch of OLPRUVA™, and the possible side effects of OLPRUVA™. Additionally, the Company’s effort to advance a pipeline of investigational product candidates and related plans and expectations is an example of such forward-looking statements. Our efforts to commercialize OLPRUVA™ for oral suspension in the U.S. for the treatment of certain patients with UCDs involving deficiencies of CPS, OTC, or AS are at an early stage, we currently do not have fully developed marketing and sales capabilities, and there is no guarantee that we will be successful in our commercialization efforts. Our pipeline products (including OLPRUVA™ for indications other than UCDs) are under investigation and their safety and efficacy have not been established and there is no guarantee that any of our investigational products in development will receive health authority approval or become commercially available for the uses being investigated. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the availability of financing to fund our commercialization efforts, our pipeline product development programs and general corporate operations as well as risks related to drug development and the regulatory approval process, including the timing and requirements of regulatory actions. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You may access these documents for no charge at http://www.sec.gov.

Corporate and IR Contacts

Harry Palmin

Chief Financial Officer

Acer Therapeutics Inc.

investors@acertx.com

+1-844-902-6100

Nick Colangelo

Gilmartin Group

nick@gilmartinIR.com

+1-332-895-3226